UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 17, 2018

ServisFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Woodcrest Place, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act     ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On September 17, 2018, the Board of Directors (the “Board”) of ServisFirst Bancshares, Inc. (the “Company”) approved an amendment (the “Second Amendment”) to the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”). The Second Amendment amended the Plan to permit the Compensation Committee of the Board (the “Compensation Committee”) to delegate to officers of the Company the authority to make Awards (as defined in the Plan) under the Plan to the extent permitted by applicable law. The delegation of authority only applies to Awards that do not involve “insiders” within the meaning of Section 16 of the Securities Exchange Act of 1934 or a “covered employee” under Section 162(m) of the Internal Revenue Code of 1986, subject to the requirements of the Delaware General Corporation Law (or any successor provisions) or such other limitations as the Compensation Committee shall determine. The description of the material terms of the Second Amendment is qualified in its entirety by the full text of the Second Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. In the event of any discrepancy between the preceding description and the text of the Second Amendment, the text of the Second Amendment shall control.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2018, Mr. Stanley M. Brock, Chairman and director of ServisFirst Bancshares, Inc. (the “Company”), informed the Board of Directors of the Company (the “Board”) that he will retire as Chairman and director of the Company effective December 31, 2018, at which time Mr. Brock’s service as Chairman, director, member of the Company’s Audit Committee and member of the Company’s Corporate Governance and Nominations Committee will cease. Mr. Brock’s decision to retire was based on his desire to pursue other interests and was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. Brock for his long service to the Company.

Following Mr. Brock’s announcement of his retirement, the Board determined that Mr. Thomas A. Broughton III, President, Chief Executive Officer and director of the Company, would be named Chairman of the Board effective January 1, 2019.

Item 9.01 – Financial Statements and Exhibits.

(a)                 Not applicable

(b)                 Not applicable

(c)                 Not applicable

(d)                 Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Second Amendment to the ServisFirst Bancshares, Inc. Amended and Restated 2009 Stock Incentive Plan [filed herewith]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Dated: September 17, 2018	/s/ Thomas A Broughton III
By: Thomas A. Broughton III
Chief Executive Officer